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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                         -----------------------------


Date of report (Date of earliest event reported)         May 20, 2003
                                                 --------------------

                         INSPIRE PHARMACEUTICALS, INC.
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               (Exact Name of Registrant as Specified in Charter)


            Delaware                    000-31135                04-3209022
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(State or Other Jurisdiction           (Commission           (I.R.S. Employer
       of Incorporation)               File Number)          Identification No.)


4222 Emperor Boulevard, Suite 470, Durham, North Carolina             27703-8466
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code        (919) 941-9777
                                                   -----------------------------


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         (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other events.

On May 20, 2003, Inspire Pharmaceuticals, Inc. issued the following press release:

        "INSPIRE PHARMACEUTICALS ANNOUNCES RESULTS IN PERENNIAL ALLERGIC
                                 RHINITIS TRIAL

"DURHAM, NC - May 20, 2003 - Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) today announced results of a large, multicenter trial of INS37217 Intranasal in patients with perennial allergic rhinitis (PAR). The trial was a randomized, parallel-group, double-blind, placebo-controlled study designed to assess the safety and efficacy of INS37217 Intranasal in a 10mg/mL non-preserved nasal spray formulation. The 28-day study was conducted in 630 patients at 24 centers across the United States.

"In this study, INS37217 Intranasal was well tolerated but did not meet the primary endpoint of significantly reducing the total nasal symptom score over the 28-day treatment period versus placebo. The total nasal symptom score was a composite of four symptoms: rhinorrhea (runny nose), nasal congestion, nasal itching and post-nasal drip. The reduction in symptoms for INS37217 Intranasal was less than that seen in the previously reported Phase I and II studies in PAR and common cold.

"Although the primary endpoint was not met, patients receiving INS37217 Intranasal had a decreased incidence of respiratory-related infection as compared to patients on placebo. This finding will require further evaluation. The Company is conducting various secondary analyses and is planning an experts' meeting to review the study data in detail and determine potential next steps for the program.

"`While INS37217 Intranasal continued to demonstrate a strong safety profile, it did not perform as expected in this PAR trial, compared to consistent positive results seen in previous Phase I and II trials,' stated Christy L. Shaffer, Ph.D., Inspire CEO. `We will continue to conduct secondary analyses to determine future plans for the intranasal program.'

"Inspire will host a conference call today at 10:00 am EDT. Participants in the United States can access the call by dialing 800-657-1269. Participants outside the United States may call 973-935-2100. The call will be webcast from Inspire's website at www.inspirepharm.com.

"About Inspire

"Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body's innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire's lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has development and commercialization alliances with Allergan, Inc., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd., and has a collaboration with Cystic Fibrosis Foundation Therapeutics, Inc. Inspire's products are based on proprietary technology relating to P2Y\\2\\ receptors and to non-P2Y\\2\\ receptors that show therapeutic promise, including P2Y\\12\\.

"Forward-Looking Statements

"The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory

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authorities, including the United States Food and Drug Administration. Further
information regarding factors that could affect Inspire's results is included in Inspire's filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof."

                                    * * * * *

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Inspire Pharmaceuticals, Inc.


                                      By: /s/ Gregory J. Mossinghoff
                                          --------------------------------------
                                              Gregory J. Mossinghoff
                                              President, Secretary and Treasurer

Dated:  May 20, 2003